Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (333-169070) and the Registration Statement on Form S-8 (Registration No. 333-185122) of Recovery Energy, Inc. of our report dated April 17, 2013, relating to our audit of the consolidated financial statements  included in the Annual Report on Form 10-K of Recovery Energy, Inc. for the year ended December 31, 2012.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
April 17, 2013